Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	February 14, 2013 Contact: Gary Russell, Investor Relations 713-651-4434

FOR IMMEDIATE RELEASE

Key Energy Services Generated Fourth Quarter 2012 Income from

Continuing Operations of $0.09 per Diluted Share

HOUSTON, TX, February 14, 2013 – Key Energy Services, Inc. (NYSE: KEG) reported fourth quarter 2012 consolidated revenues of $466.5 million, generating income from continuing operations of $13.5 million, or $0.09 per share. Third quarter 2012 consolidated revenues were $490.9 million with income from continuing operations of $22.1 million, or $0.15 per share.

The following table sets forth summary data from continuing operations for the fourth quarter 2012 and prior comparable quarterly periods.

	Three Months Ended
	December 31, 2012 (unaudited)	September 30, 2012 (unaudited)	December 31, 2011
	(in millions, except per share amounts)
Revenues	$466.5	$490.9	$481.7
Income attributable to Key	$13.5	$22.1	$41.8
Diluted earnings per share attributable to Key	$0.09	$0.15	$0.28
Adjusted EBITDA (unaudited)	$92.2	$101.3	$130.5

For the full year 2012, consolidated revenues were $1.96 billion, up 13.4% compared to $1.73 billion for the full year 2011. Full year 2012 income from continuing operations was $101.2 million, or $0.67 per share, compared to full year 2011 income from continuing operations of $112.1 million, or $0.76 per share.

Full year 2012 GAAP net income attributable to Key was $7.6 million, or $0.05 per share, which includes a net loss of $93.6 million, or $0.62 per share, associated with the sale of the Argentina business and is reflected in discontinued operations. Full year 2011 GAAP net income attributable to Key was $101.5 million, or $0.69 per share, which includes a $46.5 million loss on early retirement of debt and a net loss of $10.7 million, or $0.07 per share, from discontinued operations.

The following table sets forth summary data from continuing operations for the full year 2012 and 2011.

	Twelve Months Ended
	December 31, 2012 (unaudited)	December 31, 2011
	(in millions, except per share amounts)
Revenues	$1,960.1	$1,729.2
Income attributable to Key	$101.2	$112.1
Diluted income per share attributable to Key	$0.67	$0.76
Adjusted EBITDA (unaudited)	$423.7	$431.9

February 14, 2013

U.S. Segment

Fourth quarter 2012 U.S. revenues were $372.3 million, down 6.4% compared to $397.8 million in the third quarter 2012. Fourth quarter operating income was $51.3 million, or 13.8% of revenue, compared to $60.1 million, or 15.1% of revenue, in the third quarter. The quarter-over-quarter revenue decline and margin contraction was driven primarily by seasonal factors. Additionally, Key’s Rig Services business was impacted late in the quarter due to a large customer’s reduction of its U.S. oilfield service activity.

International Segment

Fourth quarter 2012 international revenues were $94.1 million, up 1.2% compared to third quarter 2012 revenues of $93.0 million. Fourth quarter operating income was $17.1 million, or 18.2% of revenues, compared to third quarter operating income of $19.4 million, or 20.8% of revenues. Margins were impacted by costs associated with anticipated activity growth in Mexico that did not occur during the quarter.

General and Administrative Expenses

General and Administrative (G&A) expenses were $57.9 million, or 12.4% of revenues, for the fourth quarter compared to $53.6 million, or 10.9% of revenues, in the prior quarter. Full year G&A expenses were $230.5 million, or 11.8% of consolidated revenues.

Capital Expenditures and Liquidity

Capital expenditures were $47.4 million during the fourth quarter 2012 and $447.2 million for the full year 2012. Key’s consolidated cash balance at December 31, 2012 was $45.9 million compared to $38.3 million at September 30, 2012. Total debt at December 31, 2012 was $848.5 million compared to total debt of $904.0 million at September 30, 2012. At the end of the quarter, there was $330.9 million available under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of 2012 was 37.6%.

Overview and Outlook

Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “Our fourth quarter consolidated results were generally in line with expectations, reflective of activity declines in excess of typical seasonal factors.

“We forecast first quarter 2013 consolidated revenue to decline approximately 5% compared to the fourth quarter and project first quarter earnings of $0.02 to $0.04 per share as a result of cost inefficiencies associated with underutilized assets and labor in our U.S. Rig Services business.”

Alario continued, “We believe U.S. activity will begin to recover in the second quarter, and expect activity for 2013 to approximate 2012 levels. We anticipate another good year in 2013 in our international segment following 67% revenue growth in 2012. The stalled activity growth in Mexico in the fourth quarter has already resumed, and assets delivered to Mexico and Colombia late in 2012 should fuel additional growth given a full year’s contribution in 2013.

February 14, 2013

“Our capital expenditure plan for 2013 is $210 million for equipment maintenance needs, including ongoing upgrades to our Rig Services fleet.”

Conference Call Information

As previously announced, Key management will host a conference call to discuss its fourth quarter 2012 financial results on Friday, February 15, 2013 at 10:00 a.m. CST. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 89977893. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Friday, February 15, 2013, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 89977893. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

February 14, 2013

Consolidated Statements of Operations (in thousands, except per share amounts):

	Three Months Ended			Twelve Months Ended
	December 31, 2012 (unaudited)	September 30, 2012 (unaudited)	December 31, 2011	December 31, 2012 (unaudited)	December 31, 2011
REVENUES	$466,471	$490,851	$481,718	$1,960,070	$1,729,211

COSTS AND EXPENSES:
Direct operating expenses	317,553	335,799	290,137	1,308,845	1,085,190
Depreciation and amortization expense	57,195	52,947	46,899	213,783	166,946
General and administrative expenses	57,930	53,567	63,438	230,496	223,299

Operating income	33,793	48,538	81,244	206,946	253,776

Loss on early extinguishment of debt	—	—	—	—	46,451
Interest expense, net of amounts capitalized	13,992	13,962	10,846	53,566	40,849
Other, net	(2,711)	(1,529)	955	(6,649)	(8,977)

Income from continuing operations before tax	22,512	36,105	69,443	160,029	175,453

Income tax expense	(8,205)	(12,915)	(27,411)	(57,352)	(64,117)

Income from continuing operations	14,307	23,190	42,032	102,677	111,336

Loss from discontinued operations, net of tax	—	(60,209)	(2,463)	(93,568)	(10,681)

Net income (loss)	14,307	(37,019)	39,569	9,109	100,655

Income (loss) attributable to noncontrolling interest	822	1,075	221	1,487	(806)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$13,485	$(38,094)	$39,348	$7,622	$101,461

Earnings (loss) per share attributable to Key:
Basic	$0.09	$(0.25)	$0.26	$0.05	$0.70
Diluted	$0.09	$(0.25)	$0.26	$0.05	$0.69

Weighted average shares outstanding:
Basic	151,100	151,105	150,738	151,106	145,909
Diluted	151,104	151,110	150,804	151,125	146,217

Income from continuing operations attributable to Key:
Income from continuing operations	14,307	23,190	42,032	102,677	111,336
Income (loss) attributable to noncontrolling interest	822	1,075	221	1,487	(806)

Income from continuing operations attributable to Key	$13,485	$22,115	$41,811	$101,190	$112,142

Earnings per share from continuing operations attributable to Key:
Basic	$0.09	$0.15	$0.28	$0.67	$0.77
Diluted	$0.09	$0.15	$0.28	$0.67	$0.76

Loss from discontinued operations, net of tax:	$—	$(60,209)	$(2,463)	$(93,568)	$(10,681)

Loss per share from discontinued operations:
Basic and diluted	$—	$(0.40)	$(0.02)	$(0.62)	$(0.07)

February 14, 2013

Condensed Consolidated Balance Sheets (in thousands):

	December 31, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$45,949	$35,443
Other current assets	543,845	504,777
Current assets held for sale	—	60,343

Total current assets	589,794	600,563

Property and equipment, net	1,436,674	1,197,300
Goodwill	626,481	622,773
Other assets, net	108,639	155,601
Non-current assets held for sale	—	22,883

TOTAL ASSETS	$2,761,588	$2,599,120

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$104,073	$71,736
Other current liabilities	201,023	175,877
Current liabilities associated with assets held for sale	—	41,890

Total current liabilities	305,096	289,503

Long-term debt, less current portion	848,110	773,975
Other non-current liabilities	321,050	321,011

Equity	1,287,332	1,214,631

TOTAL LIABILITIES AND EQUITY	$2,761,588	$2,599,120

Consolidated Cash Flow Data (in thousands):

	Twelve Months Ended
	December 31, 2012 (unaudited)	December 31, 2011
Net cash provided by operating activities	$369,660	$188,305
Net cash used in investing activities	(428,709)	(520,090)
Net cash provided by financing activities	73,946	306,084
Effect of exchange rates on cash	(4,391)	4,516

Net increase (decrease) in cash and cash equivalents	10,506	(21,185)
Cash and cash equivalents, beginning of period	35,443	56,628

Cash and cash equivalents, end of period	$45,949	$35,443

February 14, 2013

Segment Revenue and Operating Income from continuing operations (in thousands, except for percentages):

	Three Months Ended
	December 31, 2012 (unaudited)	September 30, 2012 (unaudited)	December 31, 2011
Revenues
U.S. Operations
Rig Services	$174,912	$201,453	$194,197
Fluid Management Services	76,897	82,140	96,886
Coiled Tubing Services	53,525	52,442	60,896
Fishing & Rental Services	67,001	61,779	68,960

Total U.S. Operations	372,335	397,814	420,939
International Operations	94,136	93,037	60,779

Consolidated Total	$466,471	$490,851	$481,718

Operating Income
U.S. Operations	$51,250	$60,136	$106,550
International Operations	17,149	19,359	14,450
Functional Support	(34,606)	(30,957)	(39,756)

Consolidated Total	$33,793	$48,538	$81,244

Operating Income % of Revenues
U.S. Operations	13.8%	15.1%	25.3%
International Operations	18.2%	20.8%	23.8%
Consolidated Total	7.2%	9.9%	16.9%

February 14, 2013

	Twelve Months Ended
	December 31,	December 31,
	2012 (unaudited)	2011
Revenues
U.S. Operations
Rig Services	$788,512	$725,509
Fluid Management Services	353,597	387,982
Coiled Tubing Services	215,876	232,374
Fishing & Rental Services	268,783	184,222

Total U.S. Operations	1,626,768	1,530,087

International Operations	333,302	199,124

Consolidated Total	$1,960,070	$1,729,211

Operating Income
U.S. Operations	$285,341	$357,606
International Operations	62,992	38,921
Functional Support	(141,387)	(142,751)

Consolidated Total	$206,946	$253,776

Operating Income % of Revenues
U.S. Operations	17.5%	23.4%
International Operations	18.9%	19.5%
Consolidated Total	10.6%	14.7%

February 14, 2013

Following is a reconciliation of income from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations and Adjusted EBITDA from continuing operations as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to income from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Income from continuing operations	$14,307	$23,190	$42,032
Income tax expense	8,205	12,915	27,411
Income attributable to noncontrolling interest, excluding depreciation and amortization	(1,456)	(1,683)	(769)
Interest expense, net of amounts capitalized	13,992	13,962	10,846
Interest income	(20)	(12)	(3)
Depreciation and amortization	57,195	52,947	46,899

EBITDA	$92,223	$101,319	$126,416

% of revenues	19.8%	20.6%	26.2%

G&A restructuring costs	—	—	4,120

Adjusted EBITDA	$92,223	$101,319	$130,536

% of revenues	19.8%	20.6%	27.1%

Revenues	$466,471	$490,851	$481,718

February 14, 2013

	Twelve Months Ended
	December 31, 2012	December 31, 2011
Income from continuing operations	$102,677	$111,336
Income tax expense	57,352	64,117
Income attributable to noncontrolling interest, excluding depreciation and amortization	(3,648)	(437)
Interest expense, net of amounts capitalized	53,566	40,849
Interest income	(46)	(26)
Depreciation and amortization	213,783	166,946

EBITDA	$423,684	$382,785

% of revenues	21.6%	22.1%

Loss on debt extinguishment	—	46,451
Gain on IROC sale	—	(4,783)
Edge transaction costs	—	3,307
G&A restructuring costs	—	4,120

Adjusted EBITDA	$423,684	$431,880

% of revenues	21.6%	25.0%

Revenues	$1,960,070	$1,729,211

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

February 14, 2013

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•

EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

February 14, 2013

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in the first quarter of 2013. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.